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                              EMPLOYMENT AGREEMENT

Made and  Signed in Jerusalem this 14th day of November, 1996

BETWEEN: I.T.I. Innovative Technologies Ltd.

         Digital Building
         HaMarpe St.
         Har HaHotzvim
         Jerusalem

         (hereinafter: the "Company")

                                                              of the First Part

AND:     Simon (Shlomo) Kahn
         of 28/15 Shaulson St.
         Jerusalem 95400
         (hereinafter: "the Employee")

                                                    of the Second Part

WHEREAS: the Company and the Employee desire to define the conditions of the Employee's employment by the Company in accordance with the terms and conditions following;

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

Preamble

1.       The Preamble hereto constitutes an integral part hereof.

Employment

2. The Company hereby continues the employment of the Employee and the Employee hereby agrees to continue his employment upon the terms and conditions contained herein.

3. The Employee is engaged as an executive vice president of the Company.* In that capacity the Employee may be required to provide services to the Company's related companies though the Employee will be employed only by the Company. The Employee's responsibilities will include functioning as the Company's chief technical officer, managing the Company's research and development program, aiding the Company's President and Chief Executive Officer to manage the Company and plan for its future development and oversee the work of the Chief Financial Officer of the Company. The precise services of the Employee may be extended or curtailed, from time to time, at the direction of the Company. The Employee shall devote the Employee's entire working time, attention and energies to the business of the Company, and shall assume and perform such further reasonable responsibilities and duties as may be assigned to him from time to time by the Company. The

         Employee is aware that his position is a senior management position

*  Kahn may also serve as the executive V.P for the parent company

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         which requires that the Company place special reliance on the
         Employee's personal responsibility and therefore that the Overtime and Weekly Rest Law, 5711-1951 shall not apply to the employment of the Employee. The Employee is also aware that his position may require travel, which at times may be extensive.

Salary

4. For the services rendered by the Employee to the Company, the Company shall pay the Employee a gross salary at the rate of US$9,166.67 per month, or as otherwise shall be agreed upon from time to time by the parties hereto. Payments of salary shall be made monthly by the 2nd of the calendar month (or if that day is not a business day, on the next business day) for the month preceding and shall be made in New Israeli Shekels according to the Representative Rate known as of the morning of the 1st of the calendar month during which they are being paid. Such linkage to the US Dollar shall be on account of and deductible from any cost of living index increment (Tosefet Yoker) which the Company may be obligated to pay to the Employee. The Parties will review the Employee's salary and benefits package annually near the beginning of every January beginning January 1, 1998. The Company's undertaking to conduct such review shall not be interpreted as imposing an obligation on the Company to increase the Employee's salary as a result thereof.

Other Benefits

5. The Company shall open a Bituah Menahelim policy which it will own but which will be in the name of the Employee, which will be funded - except where indicated otherwise - by the Company and which will contain the following elements:

         a) 8 1/3 % of Employee's gross salary , as savings on account of severance pay (Pitzuei Piturin) for the Employee;

         b) 10% of the Employee's gross salary, in a savings plan (Kupat Gemel). Half of the 10% (5%) will be deducted from the Employee's gross salary;

         c) 2 1/2% of the Employee's gross salary, as disability insurance of which the Employee will be the beneficiary. Should the Employee be entitled to receive payments as a result of his disability at a time during which he is also entitled to receive Dmei Mahala from the Company, the payments to which he is entitled will be regarded as on account of the Company's concurrent obligation to pay him

                  Dmei Mahala.

6.       a)       Upon the cessation of the Employee's employment with the
                  Company, as a result of firing or as a result of the Employee's resignation, the Company will transfer to the Employee the


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                  ownership of the portion of the policy mentioned in
                  Sub-Clause 5(b) which was contributed by the Employee.

         b) Further, upon the cessation of the Employee's employment with the Company, as a result of firing, the Company will transfer to the Employee the ownership of the portion of the policy mentioned in Sub-Clause 5(a) and of the half of the portion of the policy mentioned in Sub-Clause 5(b) which was paid by the Company, provided that the Employee was not fired in circumstances in which the Company would not be obligated under law to pay Pitzuei Piturin or under circumstances which involved a serious violation of the Employee's obligations to the Company, and further provided, that prior to such transfer the Employee sign a declaration in the following form:

                  "I hereby declare that after receiving the transfer of the ownership of the Keren Pitzuim portion of the Bituah Menahelim policy maintained by I.T.I. Innovative Technology Ltd. with regard to me, I shall have no further claims of any kind against I.T.I. Innovative Technology Ltd. for any sum to which I might be entitled as a result of the cessation of my employment, including Pitzuei Piturin."

         c) Further, upon the cessation of the Employee's employment with the Company, as a result of the Employee's resignation, the Company will decide - in its exclusive discretion (the reasonableness of which the Employee will not be entitled to dispute) - whether to transfer to the Employee the ownership of the portion of the policy mentioned in Sub-Clause 5(a) and of the half of the portion of the policy mentioned in Sub-Clause 5(b) which was paid by the Company. The Employee will have no cause of action against the Company should it decide not to transfer the aforementioned portions of the policy to the Employee. Should the Company decide to transfer the aforementioned portions, it will do so only if prior to such transfer the Employee signs a declaration in the following form:

                  "I hereby declare that after receiving the transfer of the ownership of the Bituah Menahelim policy maintained by I.T.I.

                  Innovative Technology Ltd. with regard to me, I shall have no further claims of any kind against I.T.I. Innovative Technology Ltd. for any sum to which I might be entitled as a result of the cessation of my employment, including Pitzuei Piturin."

7. The Company shall open a Keren Hishtalmut for the Employee. The Employee shall contribute 2 1/2% of his gross salary (which will be deducted from his gross salary) and the Company shall contribute 7 1/2% of the Employee's gross salary. The Employee shall be entitled to make such disposition of the Keren Hishtalmut as he may desire.


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8.       In the event that any payment or part of a payment to be made by the
         Company or deducted from the Employee's salary in accordance with Clauses 5(b), 5(c) or 7 above requires additional withholding from the Employee's salary in order for the Company to satisfy its obligations under law to the tax authorities, then the Company shall be entitled to reduce such payment such that the total cost to it will equal the percentage of the Employee's gross salary which is specified in those Clauses. In such case, the Company will accept instructions from the Employee as to the ways in which such payments will be made (including payment directly to the Employee instead of to the policy or the Keren Hishtalmut), provided that such instructions will not increase the total cost to it beyond the percentage of the Employee's gross salary which is specified in those Clauses. It is specifically stated that this Clause does not apply to payments in accordance with Clause 5(a) above.

9. The Employee will be entitled to the use of a car the purchase price of which to the Company will be roughly US$20,000 plus VAT and the Company will bear the cost of gas, insurance, and maintenance of the car. Should a claim be made on the car's insurance which is subject to a "deductible" by the insurance company, the amount of such deductible up to NIS 2,000 will be refunded to the Company by the Employee. Should the Employee decide to add members of his family other than himself as insured drivers under the car's insurance, and should such addition increase the cost of such insurance, then the Employee will bear the incremental increase. The Parties have agreed that the issue as to whether the Employee's benefits under this Clause will be net of any taxation to him (and that, therefore, the Company will have to gross-up his salary) or not will be decided between them as soon as possible after the signature of this Agreement.

10. The Employee shall be entitled to vacation, sick pay, holidays and payment for periods of reserve duty in accordance with the Company's published employment policy. The Company shall be entitled to change that policy from time to time and the Employee shall not be entitled to claim that such change does not apply to him and that he is entitled to rely on the employment policy in force at the time of the beginning of his employment or at any later time. The Employee will take vacation only after receiving the Company's approval.

11. Other than as expressly provided herein or as mandated by law, the Employee shall not be entitled to any other rights or benefits.

Taxation

12. The Company will deduct taxes at source from the Employee's gross salary, including the employee's portion of payments to the National Insurance Institute, as required by law.

Term


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13.      This Agreement shall commence on the date hereof. The Employee undertakes to continue his employment with the Company, and the Company undertakes to continue the employment of the Employee, until at least December 31, 1997. After the aforesaid date, either party shall be entitled to terminate this Agreement by giving the other party notice of termination at least sixty (60) days prior to the effective date of termination. The date of mailing of the notice shall constitute commencement of the notice period.

Non-Disclosure of Confidential Information

14. The Employee agrees, during the term of employment and forever thereafter, to keep confidential and not to use himself all information provided by or related to the Company including, without limitation (i) information relating to the software, algorithms, computer processing systems and techniques with which the Employee becomes familiar as an employee of the Company, (ii) information and material relating to any customer, vendor, licensor, licensee, or other party transacting business with the Company, (iii) information as to sources of, and arrangements for, hardware supplied to customers or clients of the Company, (iv) customer or contact lists, (v) all records, files, memoranda, reports, price lists, drawings, plans, sketches, documents, equipment, and the like, relating to the business of the Company, or (vi) any other confidential information or trade secrets respecting the business or affairs of the business of the Company, or affairs of the Company which the Employee may acquire or develop in connection with or as a result of the performance of his services hereunder ("Confidential Information"), excepting only such information as is already known to the public, and not to release, use or disclose the same except with the prior written permission of the Company.

         The Employee recognizes that the disclosure or use by himself of

         Confidential Information by the Employee may give rise to irreparable injury to the Company, which may not be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by the Employee of the provision of this paragraph, the Company shall be entitled to an injunction restraining the Employee from using the Confidential Information himself, from disclosing, in whole or in part, the Confidential information, or from rendering any services to any person, firm, corporation, association or other entity to whom Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee. The within undertakings shall survive the termination or cancellation of this Agreement or of the Employee's employment.

Non-Competition


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15.      During the period during which this Agreement is in force and for a period of two years from the date of its termination (whether the Employee resigns or is fired), the Employee will not, engage in the creation, production, sale or marketing of software or hardware one of the main functions of which is the integration of telephone (including Internet telephony) and computer functions or wireless printing - in any business or for any enterprise, whether as a salaried employee, an independent contractor, a shareholder, a director, a partner, or in any other capacity.

Possession

16. The Employee agrees that upon request by the Company, and in any event upon termination of employment, he shall turn over to the Company all documents, papers or other material in his possession or under his control which may contain or be derived from Confidential Information, together with all documents, notes or other work product which is connected with or derived from Employee's services to the Company whether or not such material is at the date hereof in Employee's possession.

Disclosure and Assignment of Inventions.

17. During the term of his employment with the Company and for a period of six (6) months thereafter, the Employee shall promptly and fully disclose to the Company (and to any persons designated by it) all discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, computer programs, strategies, specific computer-related know-how and data, computer hardware, software and firmware techniques, ,and document coding techniques, whether or not patentable or registrable under patent, copyright or similar statues, generated or conceived or reduced to practice or learned by the Employee, either alone or jointly with others, that in any way relate to the business of the Company, or result from tasks assigned to the Employee by the Company, or result from the use of premises or property (including equipment, hardware, software, firmware, supplies, facilities or the Company's Confidential Information) owned, leased, licensed or contracted for or by the Company (collectively "Inventions").

         The Employee agrees that his services on behalf of the Company are works made for hire and all Inventions shall be the sole property of the Company, and the Company shall be the sole owner of all patents, copyrights, trademarks, trade secrets, and other rights and protection in connection therewith. The Employee hereby assigns to the Company any and all rights he may now have or may hereafter acquire in such Inventions.

         The Employee further agrees as to all such Inventions to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights, trademarks, trade


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         secrets, and other rights and protection relating to said Inventions in and all countries, and applying for and obtaining such patents, copyrights, trademarks, trade secrets and other rights and protection on and enforcing such Inventions, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. Such obligation to assist the Company shall continue beyond the termination of the Employee's employment by the Company, but the Company shall compensate the Employee at a reasonable rate after termination of employment for time actually spent by the Employee at the Company's request on such assistance. In the event the Company is unable, after reasonable effort, to secure the Employee's signature on any document or documents needed to apply for or prosecute any patent, copyright, trademark, trade secret, or other right or protection relating to an Invention, whether because of the Employee' physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocable designates and appoints the Company and its duly authorized officers and agents as his agent coupled with an interest and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks, trade secrets, or similar rights or protection thereon with the same legal force and effect as if executed by the Employee.

General Provisions


18. The Employee agrees that the Company shall be entitled to set off from any sum including but not limited to salary, severance pay, advance notice and vacation redemption - which it owes the employee, any sums which the employee may from time to time owe the Company, including but not limited to damages for violation of this Agreement and for violation of the Employee's other obligations under other agreements or under the law.

19. The failure of the Company to terminate this Agreement for the breach of any condition or covenant herein by the Employee shall not affect the Company's right to terminate for subsequent breaches of the same or other conditions or covenants. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of the party thereafter to enforce each and every such provision.

20. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and mailed by registered mail, postage prepaid, to either party at the address of such party set forth above or at such other address as shall have been designated by written notice by such party to the other party.


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21.      This Agreement shall constitute the entire contract between the parties and supersedes all existing agreements between them, whether oral or written, with respect to the subject matter hereof except for the agreement of 24th June 1996 according to which the Employee received options to purchase the shares of the Company's parent company, which shall remain in effect.. No change, modification or amendment of this Agreement shall be of any effect unless in writing signed by the Employee and by the President or any Vice President of the Company.

22. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Israel.

23. Should any provision of this Agreement not be enforceable in any jurisdiction, the remainder of the Agreement shall not be affected thereby.

IN WITNESS WHEREOF THE PARTIES HEREUNTO PLACE THEIR HANDS

--------------------------                         ---------------------------
The Company                                                The Employee


By:
    ----------------------
Name:
Title:


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